Exhibit 10.1

[Execution]

AMENDMENT NO. 2

TO CREDIT AGREEMENT

THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT (referred to herein as this “Amendment No. 2”) is entered into as of May 19, 2021, by and among FOOT LOCKER, INC., a New York corporation (the “Borrower”); each of the parties identified on the signature pages hereto as a Guarantor (collectively, the “Guarantors” and individually, a “Guarantor”); each of the parties identified on the signature pages hereto as a Lender (collectively, the “Lenders” and individually, a “Lender”); and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as agent acting for and on behalf of the Lenders (in such capacity, “Agent”).

WHEREAS, the Borrower, the Guarantors, the Lenders and Agent are parties to that certain Credit Agreement, dated as of May 19, 2016, as amended by Amendment No. 1 to Credit Agreement, dated as of July 14, 2020 (and as further amended, restated, supplemented or otherwise in effect immediately prior hereto, the “Credit Agreement”); and

WHEREAS, Borrower, Guarantors, Agent and Lenders have agreed to amend and modify the Credit Agreement as provided herein, in each case subject to the terms and provisions hereof.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.                  Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, as amended by this Amendment No. 2 (the “Amended Credit Agreement”).

2.                  Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment No. 2, the Credit Agreement is hereby amended as follows:

(a)                The following new definitions are added to Section 1 of the Credit Agreement:

“Amendment No. 2 ” means Amendment No. 2 to Credit Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Loan Parties, Agent, and Lenders as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Amendment No. 2 Effective Date” means the date on which each of the conditions set forth in Section 3 of Amendment No. 2 have been satisfied.

“Erroneous Payment” has the meaning set forth in Section 9.20.

“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 9.20.

“Erroneous Payment Return Deficiency” has the meaning set forth in Section 9.20.

“Erroneous Payment Subrogation Rights” has the meaning set forth in Section 9.20.

“Payment Recipient” has the meaning set forth in Section 9.20.

(b)               The definition of “Applicable Commitment Fee Percentage” is hereby amended and restated in its entirety to read as follows:

““Applicable Commitment Fee Percentage” means (a) two-tenths of one percent (0.20%), prior to the Amendment No. 1 Effective Date, and (b) one-half of one percent (0.50%) on the Amendment No.1 Effective Date and at all times thereafter until and but not including the Amendment No. 2 Effective Date and (c) on the Amendment No. 2 Effective Date and at times thereafter, one-quarter of one percent (0.25%).”

(c)                Clause (c) of the definition of “Applicable Margin” is hereby amended and restated in its entirety to read as follows:

“(c) from and after the Amendment No. 1 Effective Date and on each Adjustment Date thereafter until the Amendment No. 2 Effective Date, the Applicable Margin shall be determined from the following pricing grid based upon the Average Quarterly Availability for the most recent Fiscal Quarter ended immediately preceding such Adjustment Date; provided, that, if any Borrowing Base Certificate is at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any such Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable (to the extent not already paid) on demand.

Level	Average Quarterly Availability	Applicable LIBO Margin	Applicable Base Rate Margin
I	Equal to or greater than 66% of the Aggregate Commitments	1.75%	0.75%
II	Greater than 33.0% of the Aggregate Commitments but less than 66% of the Aggregate Commitments	2.00%	1.00%
III	Equal to or less than 33% of the Aggregate Commitments	2.25%	1.25%

(d)               The below new clause (d) of the definition of “Applicable Margin” is hereby added to the definition of “Applicable Margin”:

“(d) from and after the Amendment No. 2 Effective Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Quarterly Availability for the most recent Fiscal Quarter ended immediately preceding the Amendment No. 2 Effective Date (which shall be an Adjustment Date) and each Adjustment Date thereafter; provided, that, if any Borrowing Base Certificate is at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any such Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable (to the extent not already paid) on demand.

Level	Average Quarterly Availability	Applicable LIBO Margin	Applicable Base Rate Margin
I	Equal to or greater than 66% of the Aggregate Commitments	1.25%	0.25%
II	Greater than 33.0% of the Aggregate Commitments but less than 66% of the Aggregate Commitments	1.50%	0.50%
III	Equal to or less than 33% of the Aggregate Commitments	1.75%	0.75%

(e)                Clause (a) of the definition of “Base Rate” is hereby amended in its entirety to read as follows:

“(a) one percent (1.00%) per annum,”

(f)                The proviso at the end of clause (b) of the definition of “Benchmark Replacement” is hereby amended and restated in its entirety to read as follows:

“provided that, if the Benchmark Replacement as so determined would be less than zero (0.00%), the Benchmark Replacement shall be deemed to be zero percent (0.00%) for the purposes of this Agreement.”

(g)                All references to “three-quarters of one percent (0.75%)” in the definition of “LIBO Rate” shall be deemed replaced with references to “zero percent (0.00%)”.

(h)               The Credit Agreement is hereby amended to add the following new Section 9.20:

“Section 9.20 Erroneous Payment.

(a) If Agent notifies a Lender or L/C Issuer (any such Lender or L/C Issuer, a “Payment Recipient”) that Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and such Lender, L/C Issuer or other Credit Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Lender, L/C Issuer or other Credit Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or other Credit Party such Lender or L/C Issuer, hereby further agrees that if it receives an Erroneous Payment from Agent (or any of its Affiliates) (i) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) (any such notice, a “Payment Notice”) with respect to such Erroneous Payment, (ii) that was not preceded or accompanied by a Payment Notice, or (iii) that such Lender, L/C Issuer or other Credit Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(A) in the case of immediately preceding clauses (i) or (ii), an error shall be presumed to have been made (absent written confirmation from Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (iii)), in each case, with respect to such Erroneous Payment; and

(B) such Lender, L/C Issuer or other Credit Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Agent pursuant to this Section 9.20.

(c) Each Lender, L/C Issuer or other Credit Party hereby authorizes Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or other Credit Party under any Loan Document, or otherwise payable or distributable by Agent to such Lender, L/C Issuer or other Credit Party from any source, against any amount due to Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof), without limitation of any equitable rights of subrogation of Agent, Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or L/C Issuer under the Loan Documents with respect to the Erroneous Payment (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Agent from a Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party's obligations, agreements and waivers under this Section 9.20 shall survive the resignation or replacement of Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.”

3.                  Amendment No. 2 Effective Date; Conditions Precedent to Amendments. The amendments set forth in Section 2 shall become effective as of the date (the “Amendment No. 2 Effective Date”) on which all of the conditions precedent set forth on Schedule 1 hereto have been satisfied.

4.                  Fees. In consideration of the amendments set forth herein, the Borrower shall, on the Amendment No. 2 Effective Date, pay to Agent a fee in an amount equal to one-tenth of one percent (0.10%) of the Commitments for the benefit of the Lenders, of which each Lender shall receive its Applicable Percentage, which shall be fully earned and payable as of the Amendment No. 2 Effective Date, and shall constitute part of the Obligations and may be charged to any loan account of the Borrower maintained by Agent.

5.                  Continuing Effect. Except as expressly set forth in Section 2 of this Amendment No. 2, nothing in this Amendment No. 2 shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

6.                  Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Amended Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of the Borrower. Each Loan Party hereby agrees that this Amendment No. 2 in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations of such Loan Parties. Such Liens and rights securing payment of the Obligations are hereby ratified and confirmed by the Loan Parties in all respects.

7.                  Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment No. 2, each Loan Party hereby represents and warrants to Agent and Lenders, that immediately after giving effect to this Amendment No. 2:

(a)                all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty);

(b)               as of the date hereof, no Default or Event of Default has occurred and is continuing;

(c)                this Amendment No. 2 constitutes the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(d)               the execution, delivery and performance by each Loan Party of this Amendment No. 2 (i) has been duly authorized by all necessary corporate or other organizational action, and (ii) does not and will not (w) contravene the terms of any of such Person’s Organization Documents; (x) conflict with or result in any breach, termination, or contravention of, or constitute a default under (A) any Material Indebtedness to which such Person is a party or (B) any order, injunction, writ or decree of any Governmental Authority binding on a Loan Party; (y) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of Agent under the Loan Documents); or (z) violate any Law, except, in each case under this clause (ii), as could not reasonably be expected to result in a Material Adverse Effect.

8.                  Miscellaneous.

(a)                Expenses. The Loan Parties agree to pay promptly following demand all Credit Party Expenses of Agent and Lenders in connection with the preparation, negotiation, execution, delivery and administration of this Amendment in accordance with the terms of the Credit Agreement.

(b)               Effect of Bankruptcy. The agreements set forth herein shall be applicable both before and after the filing of any petition by or against a Loan Party under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to a Borrower shall be deemed to apply to a trustee for a Loan Party and a Loan Party as a debtor-in-possession.

(c)                Governing Law. This Amendment shall be a contract made under and governed by, and construed in accordance with the internal laws of the State of New York.

(d)               WAIVER OF JURY TRIAL. BORROWER, AGENT AND EACH LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AMENDMENT NO. 2 OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 2 OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. LOAN PARTIES, AGENT AND EACH LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT LOAN PARTIES, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 2 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)                Binding Agreement; Successors and Assignment. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. All references to any party hereto shall be deemed to include such party and its successors and assigns. Notwithstanding the foregoing, none of the Loan Parties shall assign any of their respective rights or obligations under this Amendment No. 2 without the prior written consent of Agent, and any purported assignment without such consent shall be deemed null and void.

(f)                Counterparts. This Amendment No. 2 may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment No. 2. Delivery of an executed signature page of this Amendment No. 2 by facsimile transmission or electronic photocopy (i.e. “pdf”) shall be effective as delivery of a manually executed counterpart hereof. This Amendment No. 2 and any notices delivered under this Amendment No. 2, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 2 or on any notice delivered to Agent under this Amendment No. 2.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWER:
FOOT LOCKER, INC.
By:	/s/ John Maurer
Name:	John A. Maurer
Title:	Vice President and Treasurer

GUARANTORS:

FOOT LOCKER RETAIL, INC.
FOOT LOCKER STORES, INC.
FOOT LOCKER SPECIALTY, INC.
FOOT LOCKER CORPORATE SERVICES, INC.
EASTBAY, INC.
as to each of the foregoing

By:	/s/ John Maurer
Name:	John A. Maurer
Title:	Vice President and Treasurer

[SIGNATURES CONTINUED ON NEXT PAGE]

[Amendment No. 2 to Credit Agreement (Foot Locker)]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent, L/C Issuer, Swing Line Lender and a Lender
By:	/s/ Danielle Baldinelli
Name:	Danielle Baldinelli
Its:	Authorized Signatory

[SIGNATURES CONTINUED ON NEXT PAGE]

[Amendment No. 2 to Credit Agreement (Foot Locker)]

 [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BANK OF AMERICA, n.a., as a Lender
By:	/s/ Christine Hutchinson
Name:	Christine Hutchinson
Title:	Senior Vice President

[Amendment No. 2 to Credit Agreement (Foot Locker)]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ Devin Roccisano
Name:	Devin Roccisano
Title:	Executive Director

[Amendment No. 2 to Credit Agreement (Foot Locker)]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

u.s. bank national association, as a Lender
By:	/s/ Nykole Hanna
Name:	Nykole Hanna
Its:	Authorized Signatory

[Amendment No. 2 to Credit Agreement (Foot Locker)]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TRUIST BANK, as a Lender
By:	/s/ Brian O’Fallon
Name:	Brian O’Fallon
Its:	Director

[Amendment No. 2 to Credit Agreement (Foot Locker)]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Julianne Low
Name:	Julianne Low
Its:	Senior Director

[Amendment No. 2 to Credit Agreement (Foot Locker)]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Allison Donahue
Name:	Allison Donahue
Title:	Vice President

[Amendment No. 2 to Credit Agreement (Foot Locker)]

Schedule 1

Conditions Precedent

(a)                Agent shall have received this Amendment No. 2, duly executed and delivered by duly authorized officers of each Loan Party, each of the Lenders and the Agent, and this Amendment No. 2 shall be in full force and effect;

(b)               no Default or Event of Default shall exist or have occurred and be continuing on the Amendment No. 2 Effective Date; and

(c)                Borrower shall have paid, or shall concurrently pay, costs, fees (including the fee referred to in Section 4 of Amendment No. 2) and expenses due and payable on the Amendment No. 2 Effective Date.